Putnam Global Income Trust, October 31, 2004, annual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended October 31, 2004, Putnam Management
has assumed $9,641 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters (including those described in Note 6).

72DD1 		Class A	9,755
		Class B	3,002
      		Class C	157

72DD2		Class M	2920
		Class R	0


73A1		Class A	1.126
		Class B	1.032
		Class C	1.029

74A2		Class M	1.094
		Class R	1.068


74U1		Class A	8,226
		Class B	2,304
		Class C	132

74U2		Class M	2,468
		Class R	0


74V1		Class A	12.73
		Class B	12.69
		Class C	12.70

74V2		Class M	12.66
		Class R	12.74